Exhibit 10.1

 SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this "Agreement") is entered into on September 30, 2016 between General Steel Holdings, Inc., a Nevada Corporation (the "GSI") and Alternative Wealth Limited, a company limited by shares incorporated and existing under laws of British Virgin Islands ("AWL"). The parties to this Agreement are sometimes referred to individually as a "Party" and together as the "Parties."

WHEREAS, AWL has agreed, among other things, to make an investment in newly issued shares as specified on Schedule 2 to this Agreement (the "Shares") of the common stock, par value US$0.01 per share, of GSI (the "Common Stock"); and

WHEREAS, AWL and GSI now desire to complete the investment of AWL in the Shares.

NOW, THEREFORE, in consideration of the agreement of GSI to sell the Shares to AWL, and AWL's agreement to purchase the Shares from GSI, upon the terms and conditions contained herein, GSI and AWL agree as follows:

1. DEFINITIONS AND INTERPRETATION.

(a)       Definitions

In this Agreement, unless the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings ascribed to them in Part 1 of Schedule 1 to this Agreement.

(b)       Interpretation

In this Agreement, unless the context otherwise requires, the rules of interpretation set out in Part 2 of Schedule 1 to this Agreement shall apply.

2. SHARE PURCHASE AND PURCHASE PRICE.

(a)       Subject to the terms and conditions of this Agreement, AWL agrees to irrevocably purchase from GSI, at a purchase price of USD1.00 per share, the number of shares of the Common Stock specified on Schedule 2 to this Agreement for the aggregate purchase price specified on Schedule 2 and GSI agrees to issue, or cause to be issued, the Shares to AWL.

(b)       The aggregate purchase price (the "Purchase Price") shall be paid by AWL by wire transfer in RMB in immediately available funds to a bank account of GSI specified prior to the Closing.

(c)       The Offering of the Shares is being made in reliance upon the provisions of Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

3. CLOSING.

3.1 The purchase of the Shares and the payment of the Purchase Price by AWL (the "Closing") shall take place remotely via the exchange of documents and signatures or by other method as the Parties may mutually agree within five business days of satisfaction or waiver of all conditions precedent specified in Clause 3 (the "Closing Date").

3.2 Deliveries.

(i)       On the Closing Date, GSI shall deliver, the following to AWL:

(1)	a certificate representing the Shares, purchased by AWL, in the name of the AWL, as shall be effective to vest in each such Purchaser all right, title and interest in the Shares; and

(ii)       At the Closing, AWL shall deliver the following to the GSI:

(1)	AWL's payment of the Purchase Price as set forth in Section 2 in immediately available funds by wire transfer to the following bank account of GSI (the “Closing Account”):

Bank Name	:	招商银行天津友谊路支行
Account Name	:	通用胜源 (天津) 科技发展有限公司
Account No.	:

4. REPRESENTATIONS AND WARRANTIES OF AWL

AWL hereby represents and warrants to, and agrees with, GSI as follows:

(a)       AWL is a company limited by shares duly incorporated, validly existing, and in good standing under the laws of British Virgin Islands, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

(b)       All action on the part of AWL and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of AWL hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of AWL, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(c)       The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by AWL will not: (i) materially violate any applicable material state, federal or international laws, statutes, rules and regulations and ordinances, including all applicable decisions of courts having the effect of law in any such jurisdiction applicable to AWL, or any order or decree of any court or governmental instrumentality applicable to AWL or any of its affiliates or any of their properties (except for such violations which would not, in the aggregate, result in a material adverse effect on AWL taken as a whole; (ii) materially conflict with or result in the material breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which AWL or any of its affiliates is a party or by which AWL, any of its affiliates or any of their material property is bound; or (iii) result in a material breach or material violation of the charter or bylaws, or other formation documents, of AWL or its affiliates.

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(d)       AWL is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. At the time the purchase order for this transaction was originated, the Subscriber was outside the United States.

(e)       AWL represents that it is purchasing the Shares for its own account, for investment and not with a view toward resale or distribution except in compliance with the Securities Act. AWL has not received or made an offer to sell the Shares being acquired, or to be acquired, nor does it have any present intention of selling, distributing or otherwise disposing of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. AWL understands that the Shares must be held indefinitely unless such Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available

(f)       AWL understands that the Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been and will not be registered under the Securities Act, and, if in the future AWL decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. AWL agrees and covenants that it will not engage in hedging transactions with regard to the Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Act, unless in compliance with the Securities Act. AWL agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another exemption from registration, AWL agrees that it will not resell the Shares to U.S. Persons or within the United States.

(g)       AWL has the financial ability to bear the economic risk of loss of AWL's investment, has adequate means for providing for its current needs and contingencies, and currently has no need for liquidity with respect to an investment in GSI.

(h)       AWL understands, acknowledges and agrees that, except as expressly set forth herein, GSI makes no representation or warranty, express or implied, at law or in equity, in respect of itself, its business, its operations, its assets, its projects, its prospects or the Common Stock.

(i)       AWL, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. AWL is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company's officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as AWL has requested. AWL has had access to all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) and 15(d) of the Exchange Act (the foregoing materials and documents, including the exhibits thereto and the documents incorporated by reference therein, shall be collectively referred to herein as the "SEC Reports").

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(j)       AWL acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Shares, and further acknowledges that GSI is entering into this Agreement with AWL in reliance on this acknowledgment and with AWL's understanding, acknowledgment and agreement that GSI is privy to material non-public information (collectively, the "Non-Public Information"), which Non-Public Information may be material to a reasonable investor, such as AWL, when making investment disposition decisions, including the decision to enter into the Purchase Agreement, and AWL's decision to enter into the Purchase Agreement is being made with full recognition and acknowledgment that GSI is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to AWL. AWL hereby waives any claim, or potential claim, it has or may have against GSI relating to GSI's possession of Non-Public Information.

5.       REPRESENTATIONS AND WARRANTIES OF GSI.

GSI hereby represents and warrants to, and agrees with, AWL as follows:

(a)       GSI is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada, United States of America, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares pursuant to this Agreement, and to carry out the provisions of this Agreement.

(b)       GSI directly or indirectly owns the shares of each of its Subsidiaries All such GSI shares in the Subsidiaries are free from any Encumbrance, and all such GSI shares in the Subsidiaries are validly issued and fully paid up, not subject to any further payment or any restriction on transfer. Except as disclosed in Schedule 4 to this Agreement, each Subsidiary is duly incorporated, validly existing, and in good standing, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each Subsidiary has the qualification to conduct its business in the jurisdiction where such business is operated except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on GSI and its Subsidiaries, taken as a whole.

(c)       All action on the part of GSI and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of GSI hereunder and the authorization, issuance or sale and delivery of the Shares being issued hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of GSI, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

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(d)       The Shares, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

(e)       Except for the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 GSI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a fact or omitted to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of GSI, none of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the Closing Date). As of their respective dates, the financial statements of GSI included in the SEC Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in the consolidated financial position of GSI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of GSI included in the SEC Documents, GSI has no liabilities, contingent or otherwise, other than liabilities as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on GSI and its Subsidiaries taken as a whole.

(f)       No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of GSI in connection with (i) the valid execution, delivery, or performance of this Agreement by GSI, and (ii) the offer, sale or issuance of the Shares by GSI.

(g)       To the knowledge of GSI, the execution, delivery and performance of this Agreement and consummation of the transaction contemplated hereunder by GSI will not: (i) violate any applicable state, federal or international laws, regulations, rules or decrees, including any ruling of any competent court in any jurisdiction applicable to GSI and its Subsidiaries, or any order or statute of any court or government authority applicable to GSI or its Subsidiaries, affiliates or any of their properties (except for such violations which would not, in the aggregate, result in a material adverse effect on GSI and its Subsidiaries taken as a whole); (ii) conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which GSI or any of its Subsidiaries is a party or by which GSI, any of its Subsidiaries or any of their material property is bound; or (iii) will not result in a breach or material violation under the articles of association, bylaws and other incorporation documents of GSI or its Subsidiaries.

(h)       GSI and its Subsidiaries own all certificates, licenses, authorizations and permits necessary for them to conduct their respective business issued by competent state, district or Chinese or other foreign government authorities ("Permits"), except where the failure to have such certificates, licenses, authorizations and permits would not result in a material adverse effect on GSI and its Subsidiaries taken as a whole). To the knowledge of GSI, neither GSI nor any of its Subsidiaries has received any notice on possible cancellation or amendment of such Permits. GSI and its Subsidiaries have paid all material expenses payable for such Permits.

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(i)       GSI and its Subsidiaries have good and valid title, subject only to Permitted Encumbrances, to all owned personal property, real property and a good and valid leasehold interest, subject only to Permitted Encumbrances, to all leased personal property used in connection with the conduct of their business, free and clear of all Encumbrances. GSI and its Subsidiaries have good and indefeasible title in their owned real property free and clear of all Encumbrances (other than Permitted Encumbrances).

(j)       To the knowledge of GSI, neither GSI nor its Subsidiaries have any pending or threatened litigation, arbitration, judgment, claim, request or administrative procedure involving relevant business or assets of GSI and its Subsidiaries against GSI and its Subsidiaries. To the knowledge of GSI, neither GSI nor its Subsidiaries have violated any environmental laws, regulations or relevant rules or specifications related to the environment. GSI and its Subsidiaries have all environmental approvals and licenses as required for their normal operation (except where the failure to have such approvals and licenses would not result in a material adverse effect on GSI and its Subsidiaries taken as a whole), which are in full force and effect, and there is no administrative procedure of replacement or cancellation of such licenses.

(k)       To the knowledge of GSI, GSI and its Subsidiaries have made all necessary federal, state and foreign tax declarations (including but not limited to Chinese tax declaration) according to law and have paid any payable tax (other than taxes contested in good faith), and there is no ongoing tax audit, inspection or penalty. To the knowledge of GSI, neither GSI nor its Subsidiaries have received any notice requesting such audit, inspection or penalty.

(1)       To the knowledge of GSI, GSI and its Subsidiaries abide by the applicable labor laws and there are no current labor disputes.

(m)       GSI and its Subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, copyrights, licenses or other intellectual property rights or other similar rights ("Intellectual Property Rights") related to their business. To the knowledge of GSI, neither GSI nor any of its Subsidiaries has received any notice from any third party indicating infringement of its rights by GSI or such Subsidiary. To the knowledge of GSI, all Intellectual Property Rights of GSI are valid in all material respects and there are no third-party infringements with respect to the Intellectual Property Rights of GSI.

(n)       GSI and its Subsidiaries are not in violation in any material respect of any law or order applicable to their business (except for such violations which would not, in the aggregate, result in a material adverse effect on GSI and its Subsidiaries taken as a whole) and have not received any written notice from any governmental authority of the possible violation of any applicable law.

(o)       In connection with the transactions contemplated by this Agreement, to the knowledge of GSI, neither GSI nor any of its senior management or directors has taken any action in material violation of any applicable material state, federal or international laws, statutes, rules and regulations and ordinances, including all material applicable decisions of courts having the effect of law in any such jurisdiction applicable to GSI, or any order or decree of any court or governmental instrumentality applicable to GSI or any of its Subsidiaries or any of their material property, including, without limitation, the United States Foreign Corrupt Practices Act, as amended.

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(P)       GSI understands, acknowledges and agrees that, except as expressly set forth herein, AWL makes no representation or warranty, express or implied, at law or in equity, in respect of itself, its business, its operations, its assets, its projects or its prospects.

6. ADDITIONAL AGREEMENTS.

(a)       AWL understands, acknowledges and agrees with GSI as follows: (i) except as required by law and described in this Agreement, the purchase of the Shares is irrevocable, (ii) the offering of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and/or Regulation S, which is in part dependent upon the truth, completeness and accuracy of the statements made by AWL herein; and (iii) there can be no assurance that AWL will be able to sell or dispose of the Shares.

(b)       AWL understands, acknowledges and agrees that, as a result of the acquisition of the Shares, it shall be required to file with the SEC a Schedule 13G (Information to Be Included in Statements Filed Pursuant to Rule 13d-1(a) and Amendments Thereto Filed Pursuant to Rule 13d-2(a)). AWL further understands, acknowledges and agrees that it is AWL's sole responsibility to amend these documents as necessary after they are filed and GSI shall have no liability or obligation to AWL with respect thereto.

(c)       The proceeds received by GSI arising from this purchase of Shares, after netting off all direct costs and expenses, shall be fully applied to the operations and projects of operating expenses and business acquisition.

(d)       INDEMNIFICATION. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in

7. MISCELLANEOUS.

(a)       This Agreement may not be assigned by AWL to any person or entity without the prior written consent of GSI.

(b)       Except as otherwise provided in this Agreement and regardless of whether the transactions contemplated hereby are completed, each party agrees to pay all expenses, fees and costs (including legal, accounting and consulting expenses) incurred by it in connection with the transactions contemplated hereby.

(c)       Each Party will obtain the approval of the other Party before issuing, or permitting any agent or affiliate to issue, any press release or otherwise making or permitting any agent or affiliate to make any public statements with respect to this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not restrict disclosures to the extent (i) necessary for a Party to perform this Agreement (including disclosure to any governmental authority as reasonably necessary to provide notices and seek consents), (ii) required (upon advice of counsel) by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates or (iii) such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and no objection is raised; and provided, further, that, in the case of clauses (i) and (ii), each Party shall use its best efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

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(d)       This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the Party effecting the same against whom any change, discharge or termination is sought.

(e)       Any amendment to this Agreement must be set forth in a written instrument which is executed and delivered on behalf of such party by an officer of, or authorized representative for, such party. Such amendment shall be effective only to the extent specifically set forth in such written instrument.

(f)       Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered, delivered by internationally recognized overnight courier or sent by registered mail, return receipt requested, addressed: (i) if to GSI, to Room 106, Tower H, Phoenix Place, Shuguangxili, Chaoyang District, Beijing, China 100028, Attention: John Chen, and (ii) if to AWL, to Room 203, Unit 1, Building 6, Zhongguancun Beiyitiao, Haidian District, Beijing, China 100080 , Attention: Lan Hua.

(g)       Failure of a Party to exercise any right or remedy under this Agreement or otherwise, or a delay by a Party in exercising such right or remedy, will not operate as a waiver thereof. No waiver by a Party will be effective unless and until it is in writing and signed by such Party.

(h)       This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to any conflicts of laws principles that would cause this Agreement to be interpreted by the laws of any other jurisdiction. Any disputes, controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in the Hong Kong International Arbitration Centre (the "HKIAC") and in accordance with the UNCITRAL Arbitration Rules as at present in force and may be amended by the rest of this Clause. The arbitration shall be conducted in the English language before a panel of three arbitrators, one chosen by each of the parties and the third chosen by the initial two arbitrators. If the initial two arbitrators cannot agree on the identity of the third arbitrator, the third arbitrator shall be determined by the HKIAC. The decision of the arbitrators, rendered in writing, shall be final and binding on the parties, and may be entered and enforced in any court of competent jurisdiction. Each party shall bear its own costs of the arbitration with the arbitrator's fees to be borne equally by the parties. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(i)       This Agreement is written in English.

(j)       This Agreement may be executed through the use of separate signature pages or in any number of counterparts (including by facsimile or Portable Document Format (pdf) transmission), and each of such counterparts shall, for all purpose, constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

[Signature Page Follows]

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TN WITNESS WHEREOF, GSI and AWL have caused this Agreement to be executed by a duly authorized officer on the day and year indicated at the beginning of this Agreement.

General Steel Holdings, Inc.

By:	/s/ Zuosheng Yu
Name:	Zuosheng Yu
Title:	Chairman and CEO

Alternative Wealth Limited

By:	/s/ Lan, Hua
Name:	LAN, Hua
Title:	Director

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

Schedule 1 Definitions and Interpretation

Part 1 — Definitions

Business Day	means a bank working day other than a Saturday, Sunday or a statutory holiday in the PRC

Closing	has the meaning ascribed to it in Clause 3

Closing Date	has the meaning ascribed to it in Clause 3

Encumbrance	means any claim, liability, title defect, mortgage, assignment, deed of trust, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, interest, conditional sale agreement, easement, option, right or claim of others, preference, priority, proxy, transfer restriction or charge or encumbrance of any kind or nature whatsoever, whether voluntarily incurred, arising by operation of law or otherwise, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, but excluding Permitted Encumbrances.

Exchange Act	has the meaning ascribed to it in Clause 4(i)

HKIAC	has the meaning ascribed to it in Clause 7(h)

AWL	has the meaning ascribed to it in the preamble to this Agreement

Intellectual Property Rights	has the meaning ascribed to it in Clause 5(n)

Permits	has the meaning ascribed to it in Clause 5(h)

Permitted Encumbrance	means (a) Encumbrances for taxes being contested in good faith by appropriate proceedings or not yet delinquent, (b) statutory encumbrances (including materialmen's, warehousemen's, mechanic's, repairmen's, landlord's lien, and other similar Encumbrances) arising in the ordinary course of business securing payments being contested in good faith by appropriate proceedings or not yet delinquent or (c) restrictive covenants, easements and defects, imperfections or irregularities of title or encumbrances, if any, as would not result in a material adverse effect on GSI and its Subsidiaries taken as a whole.

PRC	means the People's Republic of China, excluding for the purposes of this Agreement the Hong Kong Special Administrative Region, the Macau Special Administrative

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Region and Taiwan

RMB	means Renminbi, the lawful currency of the PRC

Securities Act	has the meaning ascribed to it in Clause 2(c)

SEC	means U.S. Securities and Exchange Commission

SEC Documents	has the meaning ascribed to it in Clause 5(e)

GSI	has the meaning ascribed to it in the preamble to this Agreement

Shares	has the meaning ascribed to it in the recitals to this Agreement.

Subsidiaries	means the companies specified in Part 1 of Schedule 3, in which GSI owns, directly or indirectly, 50% or more of the outstanding equity interests

US$	means the lawful currency of the United States of America

Part 2 - Interpretation

1	Recitals, Clause, Schedules etc.

References to this Agreement include any Schedules to it and references to recitals, clauses, sub-clauses and schedules are to recitals, clauses and sub-clauses of, and schedules to, this Agreement.

2	Singular and Plural

The singular shall include the plural and vice versa.

3	Gender

References to one gender shall include all genders.

4	Headings

Headings shall not affect the construction of this Agreement.

5	Day and Time

5.1	Unless otherwise provided or the context otherwise requires, if any rights or obligations under this Agreement fall on a day or date which is not a Business Day, such rights or obligations shall instead fall on the next succeeding Business Day after such stated day or date.

5.2	Unless otherwise provided or the context otherwise requires, references to time are to the local time in Beijing in the PRC.

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Schedule 2

Number of Shares	Aggregate Purchase Price
1,500,000	$1,500,000 (equivalent of RMB10,000,000)

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